EXHIBIT 24.01

POWER OF ATTORNEY

	Know all by these presents,
that
Thomas D. Sass hereby constitutes and appoints each of Kenneth U.
Kuk,
Scott H. DeLong III and James E. Nelson, signing singly, the undersigned's true and lawful attorney-in-fact to:

(1)	execute
for and on behalf of
the undersigned, in the undersigned's capacity as an officer and/or director of KMG America Corporation (the "Company"), Forms
3, 4, and 5 in
accordance with Section 16(a) of the Securities Exchange
Act of 1934 and
the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;


(2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, or other form or report, and timely file such form or report with the United
States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)	take any
other action of any type whatsoever in
connection with the foregoing
which, in the opinion of such
attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

	The
undersigned hereby grants to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities
Exchange Act of 1934.


	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4, and 5 with respect
to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

	   This
Power of Attorney supersedes any Power of Attorney I have previously given regarding the authority granted herein.


 	IN WITNESS
WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of August, 2005.

								    /s/
Thomas D.
Sass

								    Name: Thomas D. Sass